SHARE EXCHANGE AGREEMENT

     SHARE EXCHANGE AGREEMENT, dated as of February 14, 1996, by and among TPG Partners, L.P., a Delaware limited partnership ("TPG Partners"), TPG Parallel I, L.P., a Delaware limited partnership ("TPG Parallel"), Air Partners II, L.P., a Texas limited partnership ("Air Partners II" and, together with TPG Partners and TPG Parallel, "TPG") and Continental Airlines, Inc., a Delaware corporation ("Continental" and, together with TPG, the "Parties").

     WHEREAS, the Parties are, concurrently with the execution of this Agreement, entering into a Purchase Agreement (the "Purchase Agreement") dated the date hereof among America West Airlines, Inc. (the "Company"), the Parties, Mesa Air Group, Inc., Lehman Brothers Holdings Inc. and the several underwriters named in Schedule A thereto (the "Underwriters");

     WHEREAS, pursuant to the Purchase Agreement Continental has agreed to sell to the Underwriters 1,100,000 shares of Class B Common Stock, par value $.01 per share ("Class B Common Stock"), of the Company, and to grant the Underwriters an option to purchase up to 258,030 additional shares of Class B Common Stock solely to cover over-allotments, if any;

     WHEREAS, under (i) Section 4.1 of the Stockholders' Agreement for America West Airlines, Inc. entered into as of August 25, 1994 by and among AmWest Partners, L.P., GPA Group plc, Robert A. Ewert, David T. Obergfell, William A. Franke and the Company, (ii) Section 5(d) of the Termination Agreement dated as of August 25, 1994 by and among AmWest Genpar, Inc., Apcal, L.P. and Mesa Airlines, Inc. and (iii) certain Assignment and Assumption Agreements dated August 24, 1994 (collectively, the "Agreements"), Continental may not sell or otherwise transfer any Class B Common Stock or Class A Common Stock, $.01 par value per share ("Class A Common Stock" and, together with Class B Common Stock, the "Common Stock"), of the Company owned by Continental (other than to an affiliate of Continental) if, after giving effect thereto and to any related transaction, the total number of shares of Class B Common Stock beneficially owned by Continental would be less than twice the total number of shares of Class A Common Stock beneficially owned by Continental;

     WHEREAS, Continental desires to exchange shares of Class A Common Stock held by it for shares of Class B Common Stock held by TPG, and subsequently to sell such shares of Class B Common Stock, together with other shares of Class B Common Stock currently held by Continental, to the Underwriters pursuant to the Purchase Agreement;

     WHEREAS, the Parties are parties to that certain Priority Distribution Agreement (the "Priority Distribution Agreement"), dated as of August 25, 1994, pursuant to which TPG has granted Continental the right of first refusal to purchase all (but not less than all) of certain securities of America West Airlines, Inc. owned by TPG that TPG has notified Continental it desires to sell;

     WHEREAS, TPG desires to notify Continental of the proposed sale of shares of Class B Common Stock held by it to the Underwriters, and Continental desires to waive its right of first refusal to purchase such shares under the Priority Distribution
Agreement;

     NOW, THEREFORE, in consideration of the premises, the Parties agree as follows:

     1. Continental hereby agrees to exchange 80,926 shares of Class A Common Stock for an equal number of shares of Class B Common Stock held by TPG. TPG Partners, TPG Parallel and Air Partners II hereby agree to exchange 67,090, 6,760 and 7,076 shares of Class B Common Stock, respectively, for an equal number of shares of Class A Common Stock held by Continental. The share exchange set forth in this section 1 shall be conditioned on the closing of the purchase of Initial Securities (as defined in the Purchase Agreement) by the Underwriters at the Closing Time (as defined in the Purchase Agreement) under the Purchase Agreement, and shall be effective as of the Closing Time. In the event the Purchase Agreement is terminated prior to the Closing Time, this agreement shall terminate and the share exchange set forth in this section 1 shall not occur.

     2. Continental hereby agrees to exchange up to 86,010 shares of Class A Common Stock for an equal number of shares of Class B Common Stock held by TPG. Each of TPG Partners, TPG Parallel and Air Partners II hereby agrees to exchange up to 71,305, 7,185 and 7,520 shares of Class B Common Stock, respectively, for an equal number of shares of Class A Common Stock held by Continental. The total number of shares of Common Stock to be exchanged pursuant to this Section 2 shall be equal to the total number of shares of Class B Common Stock, if any, to be purchased by the Underwriters from Continental pursuant to the over-allotment option granted to the Underwriters by Continental in Section 2(b) of the Purchase Agreement. The share exchange set forth in this section 2 shall be conditioned on the closing of the purchase of the Option Securities (as defined in the Purchase Agreement) by the Underwriters at the Date of Delivery (as defined in the Purchase Agreement) under the Purchase Agreement, and shall be effective as of the Date of Delivery. In the event the Purchase Agreement is terminated prior to the Date of Delivery, this agreement shall terminate and the share exchange set forth in this section 2 shall not occur.

     3. TPG hereby notifies Continental of its intention to sell, pursuant to the Purchase Agreement, 2,500,000 shares of Class B Common Stock (the "TPG Offered Shares") to the Underwriters at the price per share of Class B Common Stock under the Purchase Agreement. Such shares of Class B Common Stock consist of 2,072,567 shares to be sold by TPG Partners, 208,843 shares to be sold by TPG Parallel and 218,590 shares to be sold by Air Partners II. Continental represents and agrees that the notice given hereby shall for all purposes be deemed to be sufficient notice under Section 3 of the Priority Distribution Agreement. Continental hereby irrevocably waives its right of first refusal to purchase the TPG Offered Shares; provided, however, that in the event all or a portion of the TPG Offered Shares are not sold to the Underwriters pursuant to the Purchase Agreement, future sales of the TPG Offered Shares by TPG shall be and remain subject to the provisions of Section 3 of the Priority Distribution Agreement.

     4. This Share Exchange Agreement shall become effective when executed by each of the parties hereto. This Share Exchange Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

     5. This Share Exchange Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles thereof regarding conflicts of law.

                  *             *             *

          IN WITNESS WHEREOF, the parties hereto have caused this Share Exchange Agreement to be executed by their respective officers or partners thereunto duly authorized, as of the date first above written.


                              TPG PARTNERS, L.P.

                              By:  TPG Genpar, L.P.
                                   General Partner

                                   By:  TPG Advisors, Inc.
                                        General Partner

                              By:    /s/ Richard Schifter
                                 ---------------------------
                              Name:  Richard Schifter
                              Title:    Vice President


                              TPG PARALLEL I, L.P.

                              By:  TPG Genpar, L.P.
                                   General Partner

                                   By:  TPG Advisors, Inc.
                                        General Partner

                              By:    /s/ Richard Schifter
                                 ---------------------------
                              Name:  Richard Schifter
                              Title:    Vice President


                              AIR PARTNERS II, L.P.

                              By:  TPG Genpar, L.P.
                                   General Partner

                                   By:  TPG Advisors, Inc.
                                        General Partner

                              By:    /s/ Richard Schifter
                                 ---------------------------
                              Name:  Richard Schifter
                              Title:    Vice President


                              CONTINENTAL AIRLINES, INC.

                              By:     /s/ Jeffery A. Smisek
                                 ---------------------------
                              Name:  Jeffery A. Smisek
                              Title:    Senior Vice President